AGREEMENT TO PROVIDE ACCOUNTING
                      AND CONSULTING SERVICES TO CALIFORNIA
                            ASSISTED LIVING FACILITY

     This Agreement made as of the 15th day of February, 2002, by and between RAL, Inc., an Oregon corporation (hereinafter referred to as "Owner") and Emeritus Corporation, a Washington corporation (hereinafter referred to as "Emeritus").

          WHEREAS, Owner leases from Sacramento County Assisted, LLC (the "LLC") the assisted living facility commonly known as Willow Creek Assisted Living and located in Folsom, California (the "Facility");

     WHEREAS, Emeritus has agreed to manage the Facility on behalf of the LLC at such time as it is licensed to operate the Facility;

     WHEREAS, pending issuance of a license to Emeritus to operate the Facility, Owner is interested in engaging Emeritus to provide certain accounting, reporting and consulting services to Owner with respect to the Facility; and

     WHEREAS, Owner and Emeritus are interested in documenting the terms and conditions under which such services will be provided.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, IT IS AGREED AS FOLLOWS:

     I.     Accounting  Services:
            --------------------

     (i) Emeritus shall, at its expense, provide accounting support to the Facility. Owner acknowledges and agrees that such accounting support shall not include the preparation of Owner's corporate financial statements or securities filings, but only the individual financial statements for the Facility, in each case meeting the requirements of Section II. Emeritus shall not be required to reflect in the financial statements for the Facility any corporate accounting adjustments provided to Emeritus by Owner until such time as Emeritus fully understands the rationale for such adjustment.

(ii) All accounting procedures and systems utilized in providing said support shall be in accordance with the operating capital and cash programs developed by Emeritus, which programs shall conform to generally accepted accounting principles ("GAAP") and shall not materially distort income or loss; provided, however, Emeritus shall have no liability for errors in the financial statements prepared during the term of this Agreement which arise from errors in starting  accounting  balances  provided  by  Owner to Emeritus pursuant to
Section  I(v).

(iii) In addition, as a cost of operating the Facility, Emeritus shall prepare or cause to be prepared all payroll tax returns, sales and use tax returns, real and personal property tax returns, informational tax returns, Forms 5500 and local or state gross receipts and/or business and occupation tax returns and Emeritus shall cause to be paid all of the taxes reflected on such returns as being due, which taxes shall be paid from the cash receipts of the Facility or the working capital provided under the terms of this Agreement by the LLC on behalf of Owner pursuant to the terms of the Working Capital Agreement of even date herewith between Owner and the LLC (the "Working Capital Agreement"). All other tax returns, including Owner's local, state or federal income tax returns and state corporate franchise tax returns and third party payor cost reports, shall be prepared by Owner or its designee and the taxes and other  payments  due  thereunder shall be the sole responsibility of Owner.

     (iv) Nothing herein shall preclude Emeritus from delegating to a third party a portion of the accounting duties provided for in this section; provided, that such delegation shall not relieve Emeritus from ultimate liability for the timely and complete performance of the obligations provided for herein or for the expense thereof, to the extent such expense is to be borne hereunder by Emeritus. Owner acknowledges and agrees that in the event Emeritus retains one or more third parties to review the real and/or personal property tax returns or utility bills of the Facility or other third party charges in an effort to effect cost savings for the Facility, the fees and expenses of such third parties shall be paid from the cash receipts of the Facility or the working capital provided by the LLC on behalf of Owner under the terms of this Agreement and the Working Capital Agreement.

     (v) In order to enable Emeritus to provide the accounting support services described in this Section, prior to the Commencement Date, Owner has provided to Emeritus the information and has taken the transition actions described in Exhibit A hereto (the "Accounting Transition Services").

     II.     Reports:  Emeritus  shall  prepare  and  provide  to  Owner  any
             -------
reasonable operational information with respect to the Facility which may from time to time be specifically requested by Owner, including any information needed to assist Owner in completing the tax returns for which it is responsible under Section I , in complying with any reporting obligations imposed on Owner under its lease or on Owner's parent as a publicly traded company and in complying with the reporting obligations described in Exhibit B. In addition, by no later than thirty (30) days after the end of each calendar month, Emeritus shall provide Owner with an unaudited balance sheet of the Facility, dated the last day of such month, and an unaudited statement of income and expenses for such month and for the fiscal year to date relating to the operation of the Facility showing the variance between the actual and budgeted operating results of the Facility for said month and in the form attached hereto as Exhibit C and with a census report for the month indicating the number of units occupied and the number of units vacant. Upon request Emeritus shall cooperate with Owner or Owner's certified public accountant in the event Owner elects, or is required, to have audited annual financial statements prepared. The financial statements prepared by Emeritus shall be prepared in accordance with (i) GAAP, consistently applied, (ii) this Agreement, and (iii) the procedures and practices provided for in this Agreement.

     III.     Bank  Accounts:
              --------------

     (i) With respect to the Facility, Emeritus has established and shall maintain a checking account for the Facility in the name of Owner (the "Depository Account") and shall deposit therein all money received during the term of this Agreement in the course of the operation of the Facility including any money received upon the collection of accounts receivable which are outstanding as of the Commencement Date for goods sold or services rendered at the Facility prior to the Commencement Date and shall pay therefrom the expenses incurred in the operation of the Facility during the Term of, and in accordance with the terms of, this Agreement.

     (ii) During the Term hereof, withdrawals and payments from the Depository Account shall be made only on checks signed by a person or persons designated by Emeritus but Emeritus shall have no ownership interest in or other rights to the Depository Account other than the right to make withdrawals therefrom and to make deposits thereto; and provided, further that Owner shall be given notice as to the identity of said authorized signatories.

     (iii) Withdrawals from the Depository Account shall be made first to pay the expenses of operating the Facility, including payroll and related state and federal payroll tax obligations (the "Daily Operating Expenses") and rent payments due to the LLC (the "Property Expenses"). The Daily Operating Expenses and the Property Expenses shall be paid by Emeritus in such order of priority as Emeritus deems appropriate from time to time to the operation of the Facility, provided however, Daily Operating Expenses and the Property Expenses shall be paid by no later than their due date or, if applicable, before the expiration of any applicable grace period in which payment may be made prior to the occurrence of a default under the terms of the applicable lease, loan agreement, contract, agreement or purchasing arrangement, unless resulting from the failure of Owner or the LLC on behalf of Owner to provide the Working Capital Funds (as defined in Section III(v) below) as and when due in accordance with Section II(v) below. Upon request, Emeritus shall make any rent payments which are made by it by wire transfer in accordance with wiring instructions provided by Owner to Emeritus.

     (iv) Any excess funds in the Depository Account for a Facility, after establishing the working capital reserves required by Section II(vii), shall be distributed by Emeritus to the LLC in accordance with the terms of Section 1(b) of the Working Capital Agreement.

(v) In the event at any time Emeritus determines in the exercise of its reasonable judgment that there are insufficient funds in the Depository Account to maintain the minimum bank balance required by Section II(vii) and to pay all Daily Operating Expenses and Property Expenses due and payable in the following thirty (30) day period (the "Working Capital Funds"), no less than three (3) days prior to the date on which Emeritus determines that Working Capital Funds are required, Emeritus shall provide Owner and the LLC with a verbal demand therefor followed by a written confirmation of such demand, which written confirmation shall specify in reasonable detail the amount needed and the reason therefor and, Owner shall, within five (5) business days of its receipt of such written demand by Emeritus, cause the LLC on behalf of Owner to deposit in the applicable Depository Account the amount so demanded by Emeritus; provided, however, Owner shall not be in default hereunder in the event the LLC fails to provide the Working Capital Funds after a demand therefor by Emeritus or Owner, it being understood and agreed that in such instance Emeritus' sole recourse shall be to the LLC and that Owner does hereby assign to Emeritus its rights under the Working Capital Agreement to enforce the obligations of the LLC thereunder. Owner acknowledges and agrees that (i) in no event will Emeritus have any obligation to pay any Daily Operating Expenses or Property Expenses other than from funds available in the applicable Depository Account or to provide its own funds to satisfy or support in any manner the working capital needs of the Facility or to pay its own Service Fee and (ii) such working capital is to be provided solely from the cash receipt of the Facility and the working capital provided by the LLC on behalf of the Owner pursuant to this
Section III(v) and the Working Capital Agreement and Emeritus acknowledges and agrees that Owner shall not be in default of its obligations under this Section III(v) in the event the LLC fails or refuses, whether with or without cause, to provide the Working Capital Funds.

     (vi) Owner acknowledges and agrees that in the course of providing the consulting services described in this Agreement Emeritus may incur common expenses benefiting all of the facilities owned and/or operated by Emeritus, including the Facility (the "Common Expenses"). Such Common Expenses shall be included in the Daily Operating Expenses of the Facility and may be paid from the cash in the Depository Account if (i) the same relate to the direct cost of corporate, regional or divisional meetings or training sessions held by Emeritus and in which the administrative personnel of the Facility have participated ("Meeting and Training Common Expenses"), (ii) the same are included within the approved annual capital or operating budgets ("Budgeted Common Expenses") or
(iii) the same are not Meeting and Training Common Expenses or Budgeted Common Expenses (the "Other Common Expenses") but are approved by the LLC, which approval shall not be unreasonably withheld, after Emeritus has provided Owner and the LLC with a specification setting forth in reasonable detail the nature of such Other Common Expenses.

     (vii) During the Term hereof, Owner and Emeritus shall attempt to agree on the necessary minimum cash balance to be maintained in the Depository Account for the Facility but if they are unable to so agree such minimum cash balance shall upon demand of Emeritus be required to be equal to $30,000 and Owner shall upon demand in accordance with Section III(v) cause the LLC to provide Emeritus with any working capital which may be needed to enable Emeritus to maintain such minimum cash balances; provided, however, Owner shall not be in default hereunder in the event the LLC fails to provide such working capital after a demand therefor by Emeritus or Owner, it being understood and agreed that in such instance Emeritus' sole recourse shall be to the LLC and that Owner does hereby assign to Emeritus its rights under the Working Capital Agreement to enforce the obligations of the LLC thereunder.

     IV.  Consulting Services. During the term of this Agreement, Emeritus shall
          -------------------
provide consulting services to the Facility on the following terms and conditions:

     (i) Supervise the day to day operation and management of the Facility. In furtherance of the foregoing, utilizing the resources provided or made available by Owner in accordance with the terms of this Agreement, Emeritus shall be responsible for the supervision and management of the operation of the Facility, in accordance with applicable laws and regulations, including the supervision of employees, hiring and discharge of employees in consultation with Owner, billings and collection, and regulatory compliance, including compliance with the State Agreements (as hereinafter defined). In furtherance and not in limitation of the foregoing, prior to the Commencement Date, Emeritus has designated an individual currently in its employ who has been hired/engaged by Owner to act as the training officer required by the terms of Paragraph 6(O) of the 2000 Order (as defined below) (the "Training Officer").

(ii) Employ and lease to Owner such individuals as may be deemed necessary by Emeritus for the operation the Facility in accordance with all applicable legal requirements; provided, however, in no event shall the community director be an employee of Emeritus but instead he or she is and shall remain throughout the term of this Agreement an employee of Owner. In consideration for the leasing of such employees by Emeritus to Owner, all of the wages and benefits due from Emeritus to such leased employees shall be included in the Daily Operating Expenses of the Facility and shall be paid either to the employees or to Emeritus, if previously paid by Emeritus to the employees, from the funds in the Depository Account.

     (iii) Emeritus, as agent for the Owner and at the sole cost and expense of the LLC on behalf of Owner under the terms of the Working Capital Agreement, shall obtain and keep in force adequate insurance as outlined below:

          A. All Risk, or other broad form coverage property insurance, insuring full replacement value. Such insurance shall also include, but not be limited to, business interruption and extra expense coverage, for a period of not less than six months. Emeritus shall also maintain flood hazard coverage at an amount equal to full replacement cost of the Facility.

          B. Commercial general liability insurance, against any third party claims for bodily injury or property damage. Such insurance shall also include coverage for contractual liability as respects this Agreement. Limits of such coverage should not be less than $1,000,000 per occurrence, with a minimum of $2,000,000 per location aggregate.

          C. Professional Liability Insurance with limits of such coverage that are not less than $1,000,000 per occurrence, with a minimum of $2,000,000 per location aggregate.

          D. Business Auto Liability for third party bodily injury or property damage for facility vehicles including owned, hired and non-owned auto liability for $1,000,000 combined single limit. Coverage shall be extended to cover physical damage to facility vehicles.

E. Umbrella/Excess Commercial General Liability and Professional Services Liability in the amount of $10,000,000 per occurrence.

          F. Workers' Compensation coverage with statutory limits and Employers' Liability insurance coverage with minimum limits of $1,000,000 per occurrence.

          G. Crime insurance to cover employee dishonesty, theft of money and security loss in limits of not less than $1,000,000

     For all such insurance as deemed necessary above, it is agreed and understood that Emeritus shall continuously maintain the same at the sole cost and expense of the LLC on behalf of Owner under the terms of the Working Capital Agreement, and that all premiums, deductibles and uninsured losses with respect to such policies shall be deemed to be included in the Daily Operating Expenses. Emeritus shall provide Owner with evidence of all insurance, naming Owner and the LLC as an additional insured on policies B, C, D, and E above, and subject to the requirements of the LLC, loss payee as respect the property policies. Such evidence of insurance shall give Owner at least thirty (30) days prior notice of cancellation or any material change to policies.

     Emeritus shall also assist Owner to procure such other insurance coverages as may be required by the LLC for the Facility. Emeritus shall, at its sole cost and expense, maintain commercial general liability insurance for its operations. Emeritus agrees to furnish Owner and the LLC with evidence of such insurance or with duplicate copies of such policies.

(iv) Emeritus shall have no authority to commit the expenditure of the Facility's funds or the funds of Owner or the LLC during the term of this Agreement unless it has secured the prior written consent of the LLC's Representative and the LLC's Representative shall have no obligation to approve any non-routine expenditures of the Facility's funds or the LLC's funds during the term of this Agreement.

(v) For purposes hereof, the State Agreement shall be defined as that Stipulation, Waiver and Order dated May 25, 2000 entered in Case No.
7099344003-C (the "2000 Order"), a true and correct copy of which is attached hereto as Exhibit D.

          V.  Emeritus' and Owner's and the LLC Representative:  Emeritus hereby
              ------------------------------------------------
appoints Frank Ruffo (the "Emeritus' Representative") as the person employed by Emeritus with whom Owner shall interact and upon whose decisions Owner shall be authorized to rely, and Owner hereby appoints Walt Bowen (the "Owner's Representative") as the person employed by Owner with whom Emeritus shall interact and upon whose decisions Emeritus shall be authorized to rely, with respect to the performance by Emeritus of its duties hereunder. Emeritus and Owner acknowledge and agree that they have been advised by the LLC that the LLC has appointed Ruth Verhoff (the "LLC Representative") as the person employed by the LLC with whom Owner and Emeritus shall interact and upon whose decisions Owner and Emeritus shall be authorized to rely. Emeritus shall have the right from time to time during the term of this Agreement to replace the Emeritus'
Representative upon written notice to Owner designating the replacement Emeritus' Representative and Owner shall have the right from time to time during the term of this Agreement to replace the Owner's Representative upon written notice to Emeritus designating the replacement Owner's Representative. Nothing herein shall be construed as imposing any personal liability on the Emeritus' Representative or Owner's Representative with respect to the acts or omissions of Emeritus or Owner, respectively, under this Agreement.

          VI.     Term  of  Agreement  and  Termination  Payments:
                  -----------------------------------------------

(i) The Term of this Agreement shall commence on the date on which the LLC acquires title to the Facility (the "Commencement Date"). On the Commencement Date, Emeritus and Regent shall sign this Agreement and insert the Commencement Date in the space provided below:

Commencement  Date:     __________________,  2002

     (ii) The Term of this Agreement shall terminate upon the first to occur of the following:

(A) the occurrence of an Event of Default hereunder and the exercise by Emeritus or Owner, as applicable, of its right to terminate this Agreement as a result thereof; or

(B) on receipt by Emeritus of licensure approval from the State of California, in which case Emeritus shall commence management of the Facility in accordance with the terms of the Agreement to Provide Management Services between the LLC and Emeritus of even date herewith; or

(C) termination of the Lease between Owner and the LLC in accordance with the terms thereof.

     (iii) In the event of the termination of this Agreement by Owner or Emeritus in accordance with the terms of clauses (A) or (C) above, (A) no such termination shall be effective until all amounts due and owing from one party to the other in accordance with the terms of this Agreement, including the monetary damages specifically provided for in Sections VII(a) and (b), but specifically excluding any other damages alleged to have been suffered by a party as a result of the termination of this Agreement after the occurrence of an Event of Default, have been paid in full and (B) Emeritus shall cooperate with Owner or its designee, at no cost to Emeritus and without the assumption of any further liability by Emeritus other than the liability imposed on Emeritus under this Agreement, in an orderly transition of accounting responsibility for the Facility to Owner or its designee.

     VII.     Default:  Either  party may terminate this Agreement, as specified
              -------
in this Section V, in the event of a default ("Event of Default") by the other party.

          (a) With respect to Emeritus, it shall be an "Event of Default" hereunder:

     (i) If Emeritus shall fail to keep, observe or perform any material agreement, term or provision of this Agreement, and such default shall continue for a period of forty five (45) days (subject to the force majeure provisions below) after notice thereof shall have been given to Emeritus by Owner, which notice shall specify in detail the event or events constituting the default; or

     (ii) If Emeritus shall (A) apply for or consent to the appointment of a receiver, trustee or liquidator of Emeritus of all or a substantial part of its assets, (B) file a voluntary petition in bankruptcy, or admit in writing its inability to pay its debts as they become due, (C) make a general assignment for the benefit of creditors, or (D) file a petition or an answer seeking reorganization or arrangement with creditors or taking advantage of any insolvency law, or if an order judgment or decree shall be entered by a court of competent jurisdiction, on the application of a creditor, adjudicating Emeritus, a bankrupt or insolvent or approving a petition seeking reorganization of Emeritus, or appointing a receiver, trustee or liquidator of Emeritus, of all or a substantial part of its assets.

          (b) With respect to Owner, it shall be an Event of Default hereunder:

     (i) If Owner shall fail to make or cause to be made any payment to Emeritus required to be made hereunder (other than its working capital obligation which is addressed in clause (iii)) and such failure shall continue for a period of thirty (30) days after notice, which notice shall specify the payment or payments which Owner has failed to make;

     (ii) If Owner shall fail to keep, observe or perform any material agreement, term or provision of this Agreement and such default shall continue for a period of forty five (45) days after notice (subject to the force majeure provisions below), which notice shall specify in detail the event or events constituting the default thereof by Emeritus to Owner;

     (iii) If Owner shall fail to cause the LLC to provide necessary working capital upon demand by Emeritus with respect to the payment of the Daily Operating Expenses or the Property Expenses due to Emeritus within the time provided in Section III(v), and such failure continues uncured for five (5) business days after Emeritus gives Owner notice of such failure; provided, however, Owner shall not be in default hereunder in the event the LLC fails to provide such working capital after a demand therefor by Emeritus or Owner, it being understood and agreed that in such instance Emeritus' sole recourse shall be to the LLC and that Owner does hereby assign to Emeritus its rights under the Working Capital Agreement to enforce the obligations of the LLC thereunder.

     (iv) If Owner shall be dissolved or shall apply for or consent to the appointment of a receiver, trustee or liquidator of Owner or of all or a substantial part of its assets, file a voluntary petition in bankruptcy, or admit in writing its inability to pay its debts as they become due, make a general assignment for the benefit of creditors, file a petition or an answer seeking reorganization of arrangement with creditors or taking advantage of any insolvency law, or if an order, judgment or decree shall be entered by a court of competent jurisdiction, on the application of a creditor, adjudicating Owner a bankrupt or insolvent or approving a petition seeking reorganization of Owner or appointing a receiver, trustee or liquidator of Owner of all or a substantial part of its assets; or

     (v) If Owner or any of its principal officers is convicted or a crime that materially affects the operation or regulation of the Facility.

     VIII.     Remedies  and  Obligations  Upon  Default:
               -----------------------------------------

     (i) If any Event of Default by Owner shall occur, Emeritus may, in addition to any other remedy available to it in law or equity on account of such Event of Default, forthwith terminate this Agreement, and neither party shall have any further obligations whatsoever under this Agreement except for Emeritus' right to receive damages from Owner in the amount specified in Section IV and except any settlement and payment obligations and other obligations that by their nature survive termination of this Agreement.

     (ii) If any Event of Default by Emeritus shall occur, Owner may, in addition to any other remedy available to it in law or equity on account of such Event of Default, forthwith terminate this Agreement and the exclusive right to possession of the Facility granted to Emeritus hereunder, and neither party shall have any further obligation whatsoever under this Agreement; except for Owner's right to receive payment of liquidated damages from Emeritus in an amount specified in Section IV.

     IX.     Accounting  and  Consulting  Fee:
             --------------------------------

     (i) In consideration for the provision of the services contemplated in this Agreement and the provision of the Training Officer, Emeritus shall receive a fee equal to 5% of the gross revenues of the Facility (the "Services Fee"). For purposes hereof, the gross revenues of the Facility shall be defined as all revenues generated by the operation of the Facility, but shall not include proceeds from the sale of Facility equipment or the Facility, any insurance or condemnation proceeds or any other proceeds from a capital event.

     (ii) If the services of Emeritus commence or terminate (for any reason, including those set forth in Paragraph V) other than on the first day of the month, the revenues upon which the fee is calculated shall be prorated in proportion to the number of days for which services are actually rendered.

     (iii) The Services Fee provided for herein shall be disbursed by Emeritus to itself out of the Depository Account in accordance with the provisions of Section III.

     (iv) Any amounts due from Owner to Emeritus or Emeritus to Owner pursuant to this Section IX which are not paid when due shall bear interest at the annual rate equal to the Prime Rate as set forth in the Money Rates Section of The Wall Street Journal (as the same may change from time to time) plus 5% from the date due to the date paid in full.

     X.     Assignment:  This  Agreement  shall  not be assigned by either party
            ----------
without the prior written consent of the other party; provided, however, Emeritus shall have the right to assign this Agreement to an entity which is owned or controlled by Emeritus or its principal shareholder, Daniel R. Baty, without the prior written consent of Owner.

     XI.     Notices:  All  notices  required  or  permitted  hereunder shall be
             -------
given in writing by hand delivery, by registered or certified mail, postage prepaid, by overnight delivery or by facsimile transmission (with receipt confirmed with the recipient). Notice shall be delivered or mailed to the parties at the following addresses or at such other places as either party shall designate in writing. All notices shall be deemed duly given when delivery is received or refused by a party if delivered by hand, three (3) business days after being deposited in the mails if sent by registered or certified mail, on the next business day if sent by overnight delivery and on confirmed receipt, if sent by facsimile transmission.

          To  Emeritus:     Emeritus  Corporation
                    3131  Elliott  Avenue
                    Suite  500
                    Seattle,  WA  98121
                    Facsimile:     206-301-4500
                    Attn:          Raymond  R.  Brandstrom,  Vice  President
-Finance

          To  Owner:     RAL,  Inc.
                    Bank  of  America  Building
                    121  SW  Morrison
                    Suite  100
                    Portland,  OR  97201
                    Facsimile:     503-274-4685
                    Attn:          Walt  Bowen,  President


     XII.     Relationship  of  the  Parties:  The  relationship  of the parties
              ------------------------------
shall be that of principal and independent contractor and all acts performed by Emeritus during the term hereof with respect to the Facility shall be deemed to be performed in its capacity as an independent contractor. Nothing contained in this Agreement is intended to or shall be construed to give rise to or create a partnership or joint venture or lease between Owner, its successors and assigns on the one hand, and Emeritus, its successors and assigns on the other hand. Notwithstanding the foregoing, Emeritus shall be authorized to execute certain documents in the course of the day to day operation of the Facility as the agent of Owner, such as credit applications for supplies, banking resolutions for the Depository Account, utility deposit forms, etc.

     XIII.     Indemnification:  Emeritus  shall  indemnify,  defend  and  hold
               ---------------
harmless Owner and/or the LLC from any loss incurred by or damage to Owner or the LLC where such loss or damage results from (A) the negligence or willful misconduct of Emeritus in performing its obligations under this Agreement, (B) a breach of this Agreement by Emeritus or (C) any and all claims, penalties, liabilities and expenses of whatsoever kind and nature which may be asserted by any governmental body or by any person claiming to be aggrieved by reason of any act or failure to act by Emeritus in accordance with or in violation of any federal, state, county, municipal and other governmental laws, ordinances, regulations and orders having to do with anti-discrimination, workmen's compensation, employer's liability insurance, social security, unemployment insurance, hours of labor, wages, working conditions, immigration and all other employer-employee related subjects (including without limitation, tax withholding and information reporting requirements), so long as such act or failure to act is not caused or directed by Owner or the LLC; provided, however, Owner specifically acknowledges and agrees that nothing in this Section XIII shall be construed as imposing any liability on Emeritus for any insurance deductibles for which the LLC on behalf of Owner shall be solely responsible. Owner shall indemnify, defend and hold Emeritus harmless from any loss incurred by or damage to Emeritus where such loss or damage results from the negligence or willful misconduct of Owner in performing its obligations under the Agreement or from a breach of this Agreement by Owner.

     XIV.     Entire  Agreement:  This  Agreement  contains the entire agreement
              -----------------
between the parties relating to the operation of the Facility and shall be binding upon and inure to the benefit of their successors and assigns. This Agreement may not be modified or amended except by written instrument signed by both of the parties hereto.

     XV     Captions:  The captions used herein are for convenience of reference
            --------
only and shall not be construed in any manner to limit or modify any of the terms hereof.

     XVI.     Arbitration:  In  the  event  of  any  dispute  among  the parties
              -----------
regarding the Facility or this Agreement, the parties agree to submit the same to resolution before an arbitrator, in the case of disputes alleged to involve less than $250,000, and before a panel of three arbitrators, in the case of disputes alleged to involve $250,000 or more, selected by mutual agreement of the parties or, if the parties are unable to agree on an arbitrator or panel of arbitrators within a period of twenty (20) days, selected by a court of competent jurisdiction. Such arbitration shall be held in accordance with the rules of the American Arbitration Association and the decision of the arbitrator shall be final and binding on the parties and may be enforced by a court of competent jurisdiction. The party requesting arbitration shall do so by giving notice to that effect to the other party, specifying in reasonable detail in said notice the nature of the dispute; provided, however, in the event that notwithstanding the terms hereof, a party commences legal proceedings, rather than arbitration proceedings, before a court of competent jurisdiction, the other party shall be deemed to have forfeited its right to have such dispute determined by binding arbitration in accordance with this Section XVI unless within thirty (30) days after being served with the first pleading in such legal proceedings, it files a motion to dismiss such legal proceedings and serves on the other party notice of its intent to submit such dispute to arbitration. Any party who fails to submit to binding arbitration following a lawful demand by the other party shall bear all costs and expenses, including reasonable attorneys fees (including those incurred in any trial, bankruptcy proceeding, appeal or review) incurred by the other party in obtaining a stay of any pending judicial proceeding concerning a dispute which by the terms of this Agreement has been properly submitted to mandatory arbitration and/or in compelling arbitration of any dispute. All disputes under this Section XVI shall be determined in the City of Portland, Oregon, if the arbitration is initiated by Owner and in the City of Seattle, Washington, if the arbitration is initiated by Emeritus, by a single arbitrator. All arbitrators shall be a licensed attorneys having at least ten (10) years experience, with at least five (5) years experience with assisted living facility sale, lease or management transactions. The award in such arbitration may be enforced on the application of either party by the order of judgment of a court of competent jurisdiction. The prevailing party shall be entitled to recover the reasonable fees and expenses of its attorneys and experts. The arbitrator(s) shall resolve all disputes in accordance with the substantive law of the state of Oregon. The arbitrator(s) shall have no authority or jurisdiction to award any damages or any other remedies beyond those which could have been awarded in a court of law if the parties had litigated the claims instead of arbitrating them. The parties shall not assert any claim for punitive damages. The Federal Arbitration Act, Title 9 of the United States Code, is applicable to this transaction and shall be controlling in any judicial proceedings and in the arbitration itself as to issues of arbitrability and procedure. Nothing herein shall preclude a party from curing either their own or the other party's alleged default which is, or could be, the subject of an arbitration proceeding under this Section XVI or from seeking equitable relief which the arbitrator or panel of arbitrators is not empowered to award, such as an injunction, receivership, attachment or garnishment.

     XVII.     Severability:  In  the  event  one  or  more  of  the  provisions
               ------------
contained in this Agreement is deemed to be invalid, illegal or unenforceable in any respect under applicable law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be impaired thereby.

     XVIII.     Cumulative; No Waiver:  No right or remedy herein conferred upon
                ---------------------
or reserved to either of the parties hereto is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder, or now or hereafter legally existing upon the occurrence of an Event of Default hereunder. The failure of either party hereto to insist at any time upon the strict observance or performance of any of the provisions of this Agreement or to exercise any right or remedy as provided in this Agreement shall not impair any such right or remedy or be construed as a waiver or relinquishment thereof with respect to subsequent defaults. Every right and remedy given by this Agreement to the parties hereof may be exercised from time to time and as often as may be deemed expedient by the parties thereto, as the case may be.

     XIX.     Authorization  for  Agreement:  The  execution  and performance of
              -----------------------------
this Agreement by Owner and Emeritus have been duly authorized by all necessary laws, resolutions or corporate action, and this Agreement constitutes the valid and enforceable obligations of Owner and Emeritus in accordance with its terms.

     XX.     Counterparts:  This  Agreement  may  be  executed  in any number of
             ------------
counterparts, each of which shall be an original, and each such counterpart shall together constitute but one and the same Agreement.

     XXI.     Confidentiality:  Throughout  the Term of this Agreement and for a
              ----------------
period of one (1) year after the expiration or earlier termination of this Agreement, each of Emeritus and Owner agrees to maintain the confidentiality of any proprietary information concerning the other or the Facility to which they may gain access during the term of this Agreement and shall only disclose the same with the consent of the other party or as required by an order of a court of competent jurisdiction.

     XXII.  Construction:  Each  of  the parties acknowledges and agrees that it
            -------------
has participated in the drafting and negotiation of this Agreement. Accordingly, in the event of a dispute with respect to the interpretation or enforcement of the terms hereof, no provision shall be construed so as to favor or disfavor either party hereto.

     XXIII.     Third  Party  Beneficiary:  The  LLC  is an intended third party
                --------------------------
beneficiary  of  this  Agreement.

          IN WITNESS WHEREOF, the parties have hereto caused this Agreement to be duly executed, as of the day and year first above written.

                    RAL,  INC.

                    By:     /s/    Walt  Bowen
                         Walt  Bowen
                    Its:     _____________________________________


                    EMERITUS  CORPORATION

                    By:     /s/    Raymond  R.  Brandstrom
                         Raymond  R.  Brandstrom
                    Its:     _____________________________________

                                    EXHIBIT A
                         ACCOUNTING TRANSITION SERVICES

                                    EXHIBIT B
               ADDITIONAL FACILITY SPECIFIC REPORTING OBLIGATIONS

                                    EXHIBIT C
                          FORM OF FINANCIAL STATEMENTS

                                    EXHIBIT D
                                   2000 ORDER